                                                                   EXHIBIT 10.9

                   GAMING CO., INC. CORPORATE SERVICES AGREEMENT

          THIS GAMING CO., INC. CORPORATE SERVICES AGREEMENT (this "AGREEMENT"), dated ________, 1998, by and between HILTON HOTELS CORPORATION, a Delaware corporation ("HILTON"), and GAMING CO., INC., a Delaware corporation and wholly owned subsidiary of Hilton ("GAMING CO.").

                                      RECITALS

          WHEREAS, pursuant to a Distribution Agreement dated _______, 1998 (the "DISTRIBUTION AGREEMENT") between Hilton and Gaming Co., Hilton and certain of its subsidiaries (the "RETAINED BUSINESS SUBSIDIARIES") will (i) contribute to Gaming Co. and certain subsidiaries of Gaming Co. that conduct gaming business all of the operations, assets and liabilities of Hilton and the Retained Business Subsidiaries comprising the gaming business and (ii) distribute all of the outstanding shares of Gaming Co.'s common stock to the holders of Hilton's common stock;

          WHEREAS, a condition of the closing of the transactions contemplated by the Distribution Agreement is that Gaming Co. and Hilton enter into, among other things, a corporate services agreement with substantially the same terms and conditions set forth herein;

          WHEREAS, Hilton desires to retain Gaming Co. as described herein, and Gaming Co. desires to render services as described herein for a fee; and

          WHEREAS, the Board of Directors of each of Gaming Co. and Hilton have determined that it is to the benefit and in the best interests of the respective parties and their stockholders to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective warranties, covenants and agreements set forth below, the parties agree as follows:

                                   AGREEMENT

          1.   DEFINITIONS.

          For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "ACCOUNTING PERIOD" shall be a one month period.

          "ACTION" shall mean any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "CORPORATE SERVICES" shall mean the services described in Exhibit A.


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          "DISTRIBUTION" means the distribution to the holders of Hilton's common stock of all the outstanding shares of Gaming Co.'s common stock.

          "DISTRIBUTION DATE" means the date on which the Distribution is effected.

          "INITIAL TERM" shall have the meaning set forth in Section 2.

          "LIABILITIES" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "PRIME RATE" shall be the rate identified from time to time in the New York edition of the Wall Street Journal as being the prime rate of interest; should such rate be shown as a spread of rates, then the highest such rate shall be utilized.

          "RELATED AGREEMENTS" shall have the meaning described in the Distribution Agreement.

          Any capitalized terms defined in the Distribution Agreement and used herein shall have the meanings ascribed to them in the Distribution Agreement unless otherwise defined herein.

          2. TERM. The initial term of this Agreement (the "INITIAL TERM") shall commence on the Distribution Date and, unless earlier terminated pursuant to this Section 2, shall expire on the date that is 12 months immediately following the Distribution Date. After the Initial Term, unless earlier terminated pursuant to this Section 2, the parties may agree to renew the term of this Agreement for an extended period to be determined by the parties; PROVIDED, HOWEVER, that the term of this Agreement shall not extend past the date that is 18 months immediately following the Distribution Date. Notwithstanding the foregoing, (a) Hilton may terminate this Agreement or any of the services provided by Gaming Co. hereunder at any time for any reason or no reason upon 60 days prior written notice to Gaming Co. and (b) either party may at any time terminate this Agreement in the event of a default (past the expiration of any applicable cure period provided herein) in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the availability of such right of termination shall not prejudice such party's right under Section 9 hereof.

          3. SERVICES. Upon 30 days written request from Hilton, Gaming Co. shall provide to Hilton, to the extent requested in such notice, the types of Corporate Services set forth in Exhibit A. The scope of the services to be provided by Gaming Co. hereunder shall be consistent with the scope of the services being provided by the Gaming Group to the Retained Business Group on the date the Merger Agreement is signed and shall not be expanded. Exhibit A may be amended from time to time as the parties may mutually agree in writing.

          In the event that Gaming Co. is required to retain, outside of the ordinary course of business, outside consultant/contractor assistance to perform any of the services hereunder, Gaming Co. shall first obtain the written consent of Hilton to such retention (which consent may not be unreasonably withheld). Gaming Co. shall not be held responsible for the performance of such consultant/contractor services and Hilton assumes the risk thereof.

          4. COOPERATION. Hilton will provide access to information and its employees necessary for Gaming Co. to provide such Corporate Services. Hilton shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist Gaming Co. to provide the Corporate Services, including, but not limited to, providing necessary information and specific written authorizations and consents, and Gaming Co. shall be relieved of its obligations hereunder to the extent that Hilton's failure to take any such action renders performance by Gaming Co. unlawful or impracticable.

          5. FEES AND PAYMENT. Hilton shall pay Gaming Co. for services requested by and rendered to Hilton hereunder as follows:

               a. Fees for the Corporate Services for the Initial Term shall be based on the fair value of such services based on an arm's length negotiation between Hilton and Gaming Co. Fees for work performed by outside consultants/contractors retained by Gaming Co. outside of the ordinary course of business shall be paid directly by Hilton and shall not include any mark-up or margins by Gaming Co.

               b. Gaming Co. shall invoice Hilton once each month for the services performed during the prior month, other than services provided by consultants/contractors outside of the ordinary course of business, which services will be invoiced directly to Hilton by such consultants/contractors. Payment for all services hereunder, other than services provided by consultants/contractors outside of the ordinary course of business, shall be made by Hilton to Gaming Co. within 30 days of receipt of invoice for payment (with appropriate supporting documentation for any out-of-pocket expenses). Payment for services performed by consultants/contractors outside of the ordinary course of business shall be made promptly by Hilton following Hilton's receipt of invoices for such services. Any payments not made by Hilton to Gaming Co. when due shall bear interest, computed daily, from the date due to the date of payment based on the annual percentage rate equal to the Prime Rate, as the same may vary from time to time, plus two percentage points.

               c. If at any time during the term of the Agreement, Hilton moves its office location from 9336 Civic Center Drive, Beverly Hills, California, both the availability of certain services and their associated rates may be subject to change. If any additional services are provided by Gaming Co., other than as set forth in the Exhibits attached hereto, or if the scope or nature of the Corporate Services provided at any time under this Agreement change materially, the parties hereto will negotiate in good faith to set new fees based on the fair value of providing such additional or revised services.

               d. Fees for Corporate Services provided after the Initial Term, if any, shall be mutually agreed upon by the parties.

               e. The parties agree that in the event that any tax or assessment is required to be paid as a result of the provision of services hereunder, other than any income tax (for which the party incurring such expense shall be responsible), Hilton shall be solely responsible for the payment of such tax or assessment.

          6.   DUTY OF CARE.

               a. GAMING CO.'S OBLIGATIONS. All services provided and all obligations hereunder shall be administered in accordance with Gaming Co.'s standard policies, procedures and practices in effect as of the date hereof and as may be changed from time to time, or as otherwise specified in accordance with the terms hereof. In so doing, Gaming Co. shall exercise the same care and skill as it exercises in performing like services for itself. In the event Gaming Co. changes its policies, procedures or practices, the Corporate Services performed hereunder may be modified by Gaming Co. to meet such revised policies, procedures and practices provided that Gaming Co. gives Hilton prior written notice of such change and a reasonable opportunity for Hilton to adapt its operations to accommodate such changes or to reject such change. Hilton's decision whether or not to accept the proposed change must be made on or before the date Gaming Co. implements such change, which date shall be specified in the notice given to Hilton. Hilton agrees to pay any charges (i) resulting from Gaming Co.'s need to maintain different versions of the same systems, procedures, technologies, or services and (ii) resulting from requirements of third party vendors. Notwithstanding anything to the contrary in this Section 6.a., Gaming Co.'s liability for the provision of services hereunder shall be strictly limited, as set forth in Section 9.

               b. HILTON'S OBLIGATIONS. Hilton shall adopt reasonable measures to limit its and Gaming Co.'s exposure with respect to any potential losses and damages, including, but not limited to, periodic examination and confirmation of results, provision for identification and correction of errors and omissions, preparation and storage of backup data, virus prevention, security, replacement of lost or mutilated documents, and reconstruction of data.

          7. LIAISON. Hilton shall appoint its Executive Vice President & Chief Financial Officer, Executive Vice President & General Counsel, Senior Vice President & Treasurer and Senior Vice President & Controller (the "HILTON REPRESENTATIVES") and Gaming Co. shall appoint its Executive Vice President & Chief Financial Officer, Executive Vice President & General Counsel, Senior Vice President & Treasurer and Senior Vice President & Controller (the "GAMING CO. REPRESENTATIVES," and together with the Hilton Representatives, the "REPRESENTATIVES") to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party without inquiring or ascertaining whether such Representative had authority to so act. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving prior notice in writing to the other party setting forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement.

          8.   CONFIDENTIALITY.

               a. Gaming Co. and Hilton agree that all information regarding the Corporate Services provided hereunder (the "CONFIDENTIAL INFORMATION"), including, but not limited to, price, methods of operation and software, shall be maintained in confidence and not be released to any third party for any reason whatsoever, excluding such parties' counsel, agents, auditors or lenders. However, a party may release the Confidential Information to a third party upon the prior approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed), upon court order or as such party in good faith believes, based on the advice of counsel, is required by any rules, regulations or laws. Notwithstanding the previous sentence, in the event that a party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any information, such party shall provide the other with prompt prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy to minimize disclosure of the Confidential Information. In the event that such protective order or other remedy is not obtained, or the other party approves the disclosure, the disclosing party agrees to furnish only that portion of the Confidential Information which the disclosing party in good faith believes, based on the advice of counsel, is legally required and to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such information. Each party shall cease use of all Confidential Information which any party has obtained from the other upon the expiration or earlier termination of this Agreement. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement

               b. Any Hilton information or other information provided by Hilton to Gaming Co. for use with the Corporate Services provided hereunder and identified in writing as confidential shall remain the exclusive and
     confidential property of Hilton.   Gaming Co. shall treat such information
     as confidential and will not disclose or otherwise make available any Hilton information to any person other than employees, consultants, or auditors of Gaming Co. with a need-to-know or except as required by court order or as such party in good faith believes, based on the advice of counsel, is required by any rules, regulations or laws. Gaming Co. will instruct its employees who have access to the Hilton information to keep the same confidential by using the same care and discretion that Gaming Co. uses with respect to its own confidential property and trade secrets.

               c. Gaming Co. will continue current security provisions regarding third parties' access to Hilton information. Gaming Co. reserves the right to issue and change regulations and procedures from time to time to improve file security.

               d. Gaming Co. will continue current precautions regarding the loss or alteration of Hilton information. Hilton will, to the extent it deems necessary, keep copies of all source documents delivered to Gaming Co. and will maintain a procedure external to Gaming Co.'s systems for the reconstruction of lost or altered Hilton data.

               e. Gaming Co. will, to the extent applicable, retain Hilton's information in accordance with and to the extent provided by Gaming Co.'s then prevailing records retention policies and practices for similar activities. Gaming Co. will, in conformity with its then prevailing records retention policies and practices, dispose of all Hilton information in any manner it deems appropriate unless Hilton, prior to such disposal, furnishes to Gaming Co. written instructions for the disposition of such Hilton information, at Hilton's expense. At Hilton's request, Gaming Co. will provide Hilton, in a standard Gaming Co. format and at Gaming Co.'s then standard rates for such format, any and all Hilton information requested.

               f. Gaming Co.'s systems used to perform the Corporate Services provided hereunder are confidential and proprietary to Gaming Co. or third parties. Hilton shall treat these systems and all related procedures as confidential and proprietary to Gaming Co. or its third party vendors and shall be directly bound by and responsible for applicable license and other obligations. Hilton agrees that all software systems, procedures, and related materials provided to Hilton by Gaming Co. for the purposes of this Agreement are for Hilton's interim, revocable internal use exclusively and only as related to the Corporate Services or any of the underlying systems used to provide Corporate Services hereunder. Hilton may not sell, transfer, assign, or otherwise use the Corporate Services provided hereunder, in whole or in part, for the benefit of any other party. Hilton shall not copy, modify, reverse engineer, or in any way alter these systems without Gaming Co.'s express written consent. Title to all software systems used in performing the Corporate Services provided hereunder shall remain in Gaming Co. or its third party vendors.

          9.   Warranties and Limitations of Liability.

               a. GAMING CO. DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE CORPORATE SERVICES PROVIDED HEREUNDER. Gaming Co. will use reasonable efforts to perform the Corporate Services provided hereunder in a professional and workmanlike manner, but the results of the Corporate Services are furnished "as is."

               b. Gaming Co. shall have no liability to any third party in connection with the provision of the Corporate Services in any event, and no liability to Hilton except to the extent (i) the performance of such Corporate Services is in material breach of the standard of care specified in this Agreement or (ii) the performance of such Corporate Services is interrupted, delayed or otherwise not available, PROVIDED, HOWEVER, that in each case such liability shall be subject to Sections 9.e. and 13 hereof.

               c. Gaming Co.'s sole liability to Hilton for claims, notwithstanding the form of such claims (e.g. contract, negligence or otherwise), arising out of Section 9.b(i). above, shall be, at Hilton's discretion, to (i) promptly perform again the particular Corporate Service that was previously performed in breach of the standard of care specified in this

     Agreement, at no additional cost to Hilton or (ii) refund the portion of the fees attributable to the performance of the Corporate Service that was previously performed in breach of the standard of care specified in this Agreement.

               d. Gaming Co.'s sole liability to Hilton for claims, notwithstanding the form of such claims (e.g. contract, negligence or otherwise), arising out of Section 9.b(ii). above, shall be to use all reasonable efforts to make the Corporate Services available as promptly as reasonably practicable. Gaming Co. will maintain the same back-up procedures for Hilton's information that Gaming Co. has for its own similar information.

               e. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, (i) GAMING CO. SHALL NOT BE LIABLE FOR ANY ERRORS, OMISSIONS, DELAYS, OR LOSSES UNLESS CAUSED SOLELY BY ITS CRIMINAL CONDUCT, FRAUD, BAD FAITH OR GROSS NEGLIGENCE AND (ii) GAMING CO. SHALL NOT BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR OTHER ECONOMIC DAMAGES. HILTON AGREES THAT IN NO EVENT SHALL THE TOTAL AGGREGATE LIABILITY OF GAMING CO. FOR ANY AND ALL CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT AND FOR THE CORPORATE SERVICES PERFORMED HEREUNDER EXCEED THE VALUE OF HILTON'S PAYMENT FOR SAID SPECIFIC CORPORATE SERVICE IN DISPUTE OVER ONE ACCOUNTING PERIOD'S TIME.

               f. The foregoing provisions of this Section 9 set forth the full extent of Gaming Co.'s liability hereunder (monetary or otherwise) for any claim or action, regardless of the form in which any such claim or action may be asserted against Gaming Co. (e.g. contract, negligence or otherwise).

                g. "Gaming Co." as used in this Section 9 includes all of Gaming Co.'s affiliates, subsidiaries, vendors, service providers, licensors, licensees and properties, and each of such entities' agents, officers, directors, agents, employees, guests, residents, invitees, permitees, heirs, executors, successors and assigns, related persons or entities (the "GAMING CO. INDEMNITEES").

          10. DEFAULT. If either party materially defaults hereunder, the non-defaulting party may terminate this Agreement effective immediately (subject to the cure periods set forth below) upon written notice to the defaulting party. The non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs). The following events shall be deemed to be material defaults hereunder:

               a. Failure by any party to make any payment required to be made to the other hereunder or under an agreement related to the provision of Corporate Services, which failure is not remedied within 5 days after receipt of written notice thereof; or

               b. Except as otherwise provided herein, failure by any party substantially to perform in accordance with the terms and conditions of this Agreement or under an agreement related to the provision of Corporate Services, which failure is not remedied within 30 days after receipt of written notice from the other party specifying the nature of such default; or

               c.   (i) Filing of a voluntary bankruptcy petition by any party;
     (ii) filing of an involuntary bankruptcy petition against any party which is not withdrawn within 60 days after filing; (iii) assignment for the benefit of creditors made by any party; or (iv) appointment of a receiver for any party.

          11. LAWS AND GOVERNMENTAL REGULATIONS. Hilton shall be responsible for (a) compliance with all laws and governmental regulations affecting its business and (b) any use it may make of the Corporate Services to assist it in complying with such laws and governmental regulations. While Gaming Co. shall not have any responsibility for Hilton's compliance with the laws and regulations referred to above, Gaming Co. agrees to use reasonable efforts to cause the Corporate Services to be designed in such manner that they will be able to assist Hilton in complying with its applicable legal and regulatory responsibilities as related to the Corporate Services. In no event, however, will Hilton rely solely on its use of the Corporate Services in complying with any laws and governmental regulations.

          12.  INDEMNIFICATION.

               a. Hilton shall indemnify, defend and hold harmless each Gaming Co. Indemnitee from and against any and all losses, Liabilities, damages and expenses (including, without limitation, the reasonable costs and expenses of investigation and reasonable attorneys' fees and expenses in connection with any or all such investigations or any and all Actions, or threatened Actions) (collectively, "LOSSES") incurred or suffered by such Gaming Co. Indemnitee either (i) as the result of any claim made against such Gaming Co. Indemnitee by any third party arising out of such Gaming Co. Indemnitee's provision of the Corporate Services or (ii) arising out of Hilton's negligence or malfeasance in connection with its use of the Corporate Services.

               b. The parties hereto are also subject to indemnification provisions in the Distribution Agreement. The indemnification provisions set forth herein are intended to supplement, but not to replace, the indemnification provisions in the Distribution Agreement. To the extent the indemnification provisions set forth herein conflict with those set forth in the Distribution Agreement, those provisions that provide the greatest benefits to the indemnified party shall control.

          13. FORCE MAJEURE. Hilton and Gaming Co. shall incur no liability to each other due to a failure to perform under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other event beyond each other's reasonable control. In addition, Gaming Co. shall not be liable or deemed to be in default for any delay or failure to perform hereunder resulting, directly or indirectly, from any cause beyond Gaming Co.'s reasonable control, including limitations upon the availability of communications facilities or failures of Hilton or other communications equipment or failure of Hilton to prepare data properly for use in the Corporate Services.

          14. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller.

          15. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          16. SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

          17   HEADINGS; REFERENCES.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Sections hereof or Exhibits hereto unless otherwise indicated.

          18   SEVERABILITY; ENFORCEMENT.  The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too extensive in any respect to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

          19   NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Hilton, to

                         Hilton Hotels Corporation
                         9336 Civic Center Drive
                         Beverly Hills, CA 90210
                         Attn:  General Counsel
                         Telecopy:  310-205-7677

                         with a copy to:

                         Latham & Watkins
                         1001 Pennsylvania Ave., N.W.
                         Suite 1300
                         Washington, D.C. 20004-2505
                         Attn: Bruce Rosenblum, Esq.
                         Telecopy: 202-637-2201

               (b)  if to Gaming Co., to

                         Gaming Co., Inc.
                         3930 Howard Hughes Parkway
                         4th Floor
                         Las Vegas, Nevada 89109
                         Attn:  General Counsel
                         Telecopy:  702-699-5179

                         with a copy to:

          20. FURTHER ACTION. Hilton and Gaming Co. each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

          21. WAIVER. Hilton and Gaming Co. each agree that the waiver of any default under any term or condition of this Agreement shall not constitute any waiver of any subsequent default or rights herein or nullify the effectiveness of that term or condition. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          22. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

          23. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the Exhibits hereto, and the Distribution Agreement (including any Ancillary Agreements, as such term is defined in the Distribution Agreement) and including the Schedules and Exhibits thereto, constitute the entire understanding between the parties, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter covered by said agreements. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement or any Ancillary Agreement are in conflict, the interpretation given to the conflicting terms of the Distribution Agreement shall govern the interpretation and performance of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          24. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          25. ARBITRATION. The parties hereto agree that any dispute, controversy or disagreement between the parties related to the obligations of the parties under this Agreement in respect of which resolution cannot be reached shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof, and including the attorneys' fees provisions referred to therein.

          26. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                             [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, Gaming Co. and Hilton have caused this Agreement to be signed by their duly authorized officers as of the date first written above.

                                        GAMING CO., INC.,
                                        A DELAWARE CORPORATION



                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------


                                        HILTON HOTELS CORPORATION,
                                        A DELAWARE CORPORATION


                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------

                                     EXHIBIT A


AVIATION SERVICES

Aviation Services shall include the management and operation of aircraft owned by Hilton and provision of the administration services incidental to the operation and maintenance of the aircraft. Hilton and Gaming Co. shall each be responsible for the direct operating costs of their respective aircraft. Overhead expenses related to the operation of the Aviation Department shall be allocated to both parties on a pro-rata basis using total flight hours for each aircraft. Either party may charter the other party's aircraft at mutually agreed charter rates.

FOOD AND BEVERAGE PURCHASING AND PROCUREMENT SERVICES

Food and Beverage Purchasing and Procurement Services shall include supervision of regional purchasing centers, development and monitoring of primary supplier distribution programs, negotiation of national purchasing arrangements and allowance/rebate programs for food, beverage, and operating supplies, assistance in recruitment and training of personnel and development of policies and procedures and review and testing of new products.

RETAIL MANAGEMENT AND ADMINISTRATION

Retail Management and Administration Services shall include analyzing potential retail sites, designing and outfitting retail space, product identification and development, negotiating contracts with vendors, ordering merchandise, providing marketing and merchandising support, identifying potential tenants and assisting in tenant lease negotiations.


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